Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 13, 2015, with respect to the consolidated financial statements of TeleCommunication Systems, Inc. included in Comtech Telecommunications Corp.’s Current Report on Form 8-K dated May 5, 2016, filed with the Securities and Exchange Commission, incorporated by reference in the Registration Statements on Form S-8 (File Nos. 333-166754, 333-143548, 333-125625 and 333-51708) of Comtech Telecommunications Corp.’s 2000 Stock Incentive Plan and Registration Statement on Form S-3 (File No. 333-208560).

/s/ Ernst & Young LLP

Baltimore, Maryland

May 4, 2016